                                                                   EXHIBIT 10.01

                               SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         This is a Second Amendment dated as of September 30, 1998 to the June 1, 1994 employment agreement among Aleksandar Erdeljan (the "Employee"), R.P. Scherer Corporation, a Delaware corporation (the "Company"), and Cardinal Health, Inc., an Ohio corporation ("Parent"), as previously amended (the "First Amendment") on May 17, 1998 (the employment agreement, with the First Amendment, collectively referred to herein as the "Employment Agreement").

         WHEREAS, the Company, in establishing the terms of the First Amendment, sought to assure itself of the benefit of the Employee's services and experience for a period of transition following the August 7, 1998 merger transaction pursuant to which the Company was acquired by the Parent;

         WHEREAS, the parties to this agreement, being satisfied that this management transition has been successfully accomplished, now wish to effect a mutually agreed upon termination of the employment relationship between the Company and the Employee;

         NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows;

         1. Termination of Employment . The Employee's employment with the Company will terminate by mutual agreement effective as of September 30, 1998. For purposes of the Employment Agreement, this termination will be treated as a termination of employment by the Employee for "Good Reason" and by the Company without "Cause," despite the fact that this termination will occur before the 90th day following the Effective Time (as those terms are defined in the Employment Agreement).

         2. Severance. As a termination by the Employee for Good Reason and by the Company without Cause, the Employee will be eligible to receive the Termination Benefits and other severance described in
              Section 4(d) of the Employment Agreement (including those amounts described in Section 2 of the First Amendment) plus an amount equal to his normal base pay from September 30, 1998 through November 7, 1998.

         3. Effect of this Amendment. Except as specifically set forth in this Second Amendment, the Employment Agreement (including without limitation the Confidentiality and Non-Competition covenants contained therein) shall continue in effect without amendment. This Second Amendment may only be further amended by a written agreement signed by each party hereto or his or its duly authorized representatives.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.


                                                 R.P. SCHERER CORPORATION


                                                 By:____________________________
                                                 Title:_________________________


                                                 /s/ Aleksandar Erdeljan
                                                 -------------------------------
                                                 Aleksandar Erdeljan


                                                 CARDINAL HEALTH, INC.
                                                 By:____________________________
                                                 Title:_________________________